UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: November 10, 2004

SOLAR ENERGY LIMITED
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

000-30060 (Commission File Number)	76-0418364 (IRS Employer Identification Number)

Nora Coccaro, Chief Executive Officer
2610-1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X2
(Address of principal executive offices)

(604) 602-1717
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) Effective November 10, 2004, Solar Energy Limited ("Company") appointed Andrew Wallace as a new member of the board of directors to serve until the Company's next Annual Meeting of Stockholders. The appointment of Mr. Wallace to the Company's board of directors was not based on any prior understanding or arrangement. The Company has not entered into any related transactions with Mr. Wallace and has not at this time determined whether Mr. Wallace will serve on any standing committee.

Mr. Wallace attended the University of British Columbia Faculty of Business Administration and Commerce and has extensive business experience in real estate development. Mr. Wallace acted as a principal of RV Resort Management Consultants, Inc. and was instrumental in the development of the Spokane R V Resort between 2001 and 2003. Between 1998 and 2001, Mr. Wallace was a founding partner of Ontera R V Resorts, Inc., a development that re-positioned RV Resorts throughout California. Prior to joining Ontera R V Resorts, Mr. Wallace was a director of financing for Westone Properties, Inc., and was responsible for raising capital to fund real estate development projects in British Columbia.

Effective November 10, 2004, the Company appointed Peter Tsaparas as a new member of the board of directors to serve until the Company's next Annual Meeting of Stockholders. The appointment of Mr. Tsaparas to the Company's board of directors was not based on any prior understanding or arrangement. The Company has not entered into any related transactions with Mr. Tsaparas and has not at this time determined whether Mr. Tsaparas will serve on any standing committee.

Mr. Tsaparas is qualified as a geological engineer who attended the University of Athens and the University of British Columbia. He is a member of the Association of Professional Engineers and Geoscientists of British Columbia and a member of the Canadian Institute of Mining and Metallurgy. Mr. Tsaparas has been involved in the mining industry for over thirty five years and has served as an officer and director of several publicly traded companies in Canada. He has acted as the president and a director of Orex Exploration, Inc. (2003 until 2003), as a director of Artina Resources, Inc. (1998 until 2002) and as the president and a director of Minco Mining and Metals Corporation (1998 until 2001).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized

Solar Energy Limited

Signature	**Date**
By: /s/ Nora Coccaro Name: Nora Coccaro Title: Chief Executive Officer	November 15, 2004